Exhibit 10.1

Consulting Service Agreement

This Agreement is made this 25th day of January 2020, by and between Future Fintech Group Inc. (the “Company”), a NASDAQ listed company, and Dragon Investment Holding Limited (Malta) (the “Consultant”), a business development and financial advisory incorporated in Malta. This Agreement shall be effective for 3 years.

WHEREAS, the Consultant, is permitted to perform consulting services for the Company.

WHEREAS, the Company desires that the Consultant provide advice and assistance to the Company in its area of expertise; and

WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1. Consulting Services

(a) Subject to the terms and conditions of this Agreement, the Company hereby retains Consultant as a consultant and business development advisor to perform the consulting services set out as follows:

- helping the Company to locate new merger project globally and develop new merger strategy; Provide the Company with at least five (5) Mergers & Acquisitions targets that have synergy with the Company business and development plans and could clearly contribute to the Company’s strategic goals each year;

- helping the Company to map out new growth strategy in addition to its current business;

- working with the Company to explore new lines of business and their growth strategies;

-conducting market research and evaluating variable project and providing feasibility studies per Company’s request from time to time;

(b) Company shall provide Consultant, with accurate, unbiased and sufficient information for the consultant to review the subject matter thereof, and shall promptly provide further information that Consultant reasonably deems relevant to forming any pertinent conclusions relevant to the matter for discussion.

2. Compensation and Shares of the Company.

In consideration of the services to be provided by Consultant to the Company hereunder, the Company agrees to pay the Consultant a three-year consultant fee totaling $ 3 million. The Company shall issue 3,750,000 restricted shares of common stock of the Company (the “Shares”) in total at a price of $0.80 per share as the payment of the above mentioned consultant fee to the Consultant. The parties agree that no share will be issued until the board of directors of the Company and NASDAQ approve the issuance of Shares. The Consultant understands that the above-mentioned FTFT stocks have not registered with the US Securities and Exchange Commission and are issued in accordance with the relevant exemptions of the US securities regulations. The Consultant shall not sell, dispose or transfer the Shares unless they are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration requirements are available. The Company agrees to issue 3,750,000 FTFT shares in the name of the Consultant within 10 days after the approval of the Board and NASDAQ, among which 1,500,000 should be released to the Consultant immediately upon the issuance, 1,125,000 shares will be held by the Company and released to the Consultant on January 25, 2021 if this Agreement has not been terminated and there has been no breach of Agreement by the Consultant at such time, the last 1,125,000 shares will be held by the Company and released to the Consultant on January 25,2022 if this Agreement has not been terminated and there has been no breach of Agreement by the Consultant at such time. If the 2nd and/or 3rd release of the shares mentioned above doesn’t occur, such shares shall be returned to the Company as treasury shares. If Nasdaq does not approve the issue of the Shares, the two parties agree to negotiate other payment methods and if no agreement can be reached by the parties, this Agreement shall be terminated immediately.

Consultant is acquiring the Shares for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares (this representation and warranty not limiting the Consultant’s right to sell the Shares in compliance with applicable federal and state securities laws). Consultant is acquiring the Shares as principal, not as nominee or agent, and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law.

Consultant, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Consultant is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

Consultant acknowledges that it has had the opportunity to review the SEC filings of the Company and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

At the time Consultant was offered the Shares, and as of the date hereof, all of the equity owners of Consultant are “accredited investors” as defined in Rule 501(a) under the Securities Act or non-U.S. person (as such term is defined in Rule 902 of Regulation S under the Securities Act) and is not acquiring the Shares for the account or benefit of a U.S. person.

The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. Consultant agrees to the imprinting, a legend on all of the certificates evidencing the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

3. Relationship

Both parties agreed that the Consultant is neither an employee nor a representative of the Company. This agreement has nothing related to Employer-Employee relationship. Consultant shall pay any federal, state and regional tax along with other related tax on its own. The Company shall not withhold any income tax, social security payment, unemployment insurance and workers comp for the Consultant. The Consultant shall file and pay its related taxes accordingly.

4. Term and Termination

This agreement will commence on the effective date set forth and continue for a period of 3 years from the effective date. The Company may at its option to extend or terminate this Agreement any time with a 15 days notice to the consultant prior to its expiration.

5. Confidential Information

Both parties acknowledge that there is an exchange of confidential and proprietary information associated with this Agreement. Confidential and proprietary information may include documents, communications, plans, processes, formulations, data, know-how, financial information, techniques, methods, customers, suppliers, partners, patents, trademarks, designs, and other forms of tangible or intangible assets owned by the Company. Confidential and proprietary information does not include information within the public domain, information that has been publicly known prior to the execution of this Agreement, or information that the Consultant developed independently of any confidential information.

The Consultant will not divulge, disseminate, publish or otherwise disclose any information without the prior written consent of the Company. The Consultant will not use any information for purposes other than the performance of services described in this Agreement. The Company agrees to not disclose confidential information to the Consultant except to the extent that the Consultant requires this information to fulfill the obligations within this agreement.

If the Company has any concerns over the sharing of sensitive information and requires additional control measures, the Consultant will establish secured means of information sharing that are mutually agreeable to both parties. These control measures may include restricting who can copy, print, or change documents during the course of the engagement.

6. Role of the Consultant

The Consultant will not make management decisions on behalf of the Company. The role of the Consultant shall be advisory in nature with no conflicts of interest prior to, during or after the engagement with the Company. This role will also extend to any third parties that the Consultant may use during the course of the engagement.

7. Entire Agreement

This Agreement represents the entire understanding of the parties superseding all prior agreements, understandings and discussions whether conveyed orally or in writing, and there are no other warranties, commitments, understandings or representations with respect to this agreement.

8. Agreement Copies

This agreement shall be executed in 2 original signed copies or more, each copy is deemed equally effective under the law and viewed as the original. Both parties agreed to exchange the agreement original copies by fax or email. The agreement does not require the two parties to sign face-to-face. All the fax or email copy of the agreement with the original signature is deemed to be original copies and effective by the time signed.

9. Governing Law

This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Florida, excluding conflicts of laws principles, and both parties further consent to jurisdiction by the state and federal courts sitting in the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first written above.

The Company:	Consultant:

By:________________________________	By________________________________

Title: Chairman and CEO	Title: President

Date: January 25, 2020	Date: January 25, 2020

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